Exhibit 99.1

NEWS RELEASE July 30, 2025

Contacts: Sunit Patel, CFO
Kris Hinson, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle Inc.
713-570-3050

Crown Castle Releases 2024 Sustainability Report
July 30, 2025 - HOUSTON, TEXAS - Crown Castle Inc. (NYSE: CCI) ("Crown Castle" or the "Company") announced today the release of its 2024 Sustainability Report and updates to its sustainability website, which can be found at www.crowncastle.com/sustainability.

"The primary driver behind our decision-making is creating long-term value for our stakeholders. A core tenet of our business model is to utilize our existing assets as many times as possible to generate the highest returns on our investments. Our focus on maximizing the value of already-existing assets also leads to reduced costs for our customers and reduced impact on the environment and the communities in which we operate," stated Dan Schlanger, Crown Castle's Interim Chief Executive Officer. "And with our exclusive focus on the US market, we aim to minimize ecological, social and operational risks while pursuing opportunities to create stakeholder value."

CROWN CASTLE SUSTAINABILITY HIGHLIGHTS
•Crown Castle's commitment to fostering a safe working environment has resulted in a 2024 Total Recordable Incident Rate ("TRIR") that is 5 times lower than the US average, continuing its long-term trend of a TRIR well below both US and industry averages.
•As part of Crown Castle’s ongoing efforts to assess and manage climate-related risks, the Company engaged a third party to conduct a climate scenario analysis—aligned with the Task Force on Climate-Related Financial Disclosures ("TCFD") framework—which concluded that the Company’s tower portfolio is resilient to physical climate risks under four emissions scenarios, with financial impacts estimated to be minor.
•Crown Castle is over three-quarters of the way to achieving its goal of becoming carbon neutral in Scope 1 and 2 emissions for 2025. By the end of 2024, the Company had sourced 93% of its annual electricity consumption under multi-year renewable energy contracts and converted lighting systems on approximately 63% of its lit towers to energy-efficient LED lighting.

•To further enhance its governance practices, Crown Castle implemented stockholder rights to call special meetings, adopted simple majority voting for charter and bylaw amendments, and prohibited stock pledging by directors and executives.

ABOUT CROWN CASTLE
Crown Castle owns, operates and leases approximately 40,000 cell towers and approximately 90,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's current expectations. Such statements include plans, commitments, projections, estimates and expectations regarding (1) our sustainability goals and initiatives, progress made with respect thereto and benefits stemming therefrom and (2) our strategy and value-creation opportunities. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risks that could affect Crown Castle and its results is included in Crown Castle's filings with the Securities and Exchange Commission. This news release also references a climate scenario analysis conducted by a third-party source. While we are not aware of any misstatements in such analysis, we make no representation as to the accuracy or completeness of the information contained therein. The term "including," and any variation thereof, means "including, without limitation."